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                                                                     Exhibit E-2

                              VENTURE DISCLOSURES
                              -------------------

                      Fiber Optic System Lease Agreements
                         with Nonassociated Companies
                      -----------------------------------


     Pursuant to the provisions contained in the Securities and Exchange Commission's (SEC) Order dated August 2, 1994 for SEC File No. 70-7850, neither Jersey Central Power & Light Company, Metropolitan Edison Company nor Pennsylvania Electric Company entered into any transactions nor recognized any revenues during the calendar year 1998 for activity related to the fiber optic systems lease agreements with nonassociated companies.